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                                                                    EXHIBIT 3.11

                                                                          [SEAL]

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            ACI AMERICA HOLDINGS INC.

                         Pursuant to Section 242 of the
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
                ------------------------------------------------

     ACI America Holdings Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. Article SIXTH of the Certificate of Incorporation of the Corporation is hereby amended to create a new subsection (g), to read in its entirety as follows:

     (g) "The By-Laws of the Corporation shall make provision for the Board of Directors to declare dividends upon the shares of the Corporation, provided that dividends designated as interim dividends declared out of the profits of a current incomplete financial year shall be revocable. The declaration of an interim dividend will not result in the Corporation becoming indebted to the holders of shares of the Corporation for the amount of the interim dividend."

     2. The amendment herein set forth has been duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

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     IN WITNESS WHEREOF, the Corporation has cause this Certificate of Amendment to be executed by its President and attested by its Secretary this 4th day of December, 1996.

                                                   ACI AMERICA HOLDINGS INC.

                                                   /s/ Edgar P. DeVylder
                                                   ---------------------------
                                                   Edgar P. DeVylder
                                                   Vice President

Attest:

/s/ Kevin R. Condon
-----------------------------
Kevin R. Condon
Secretary